                                                          CONFIDENTIAL TREATMENT
                                                                 REQUESTED

                                                                   EXHIBIT 10.16

                                ATTACHMENT NO. 5

This Attachment No. 5 is an attachment to Amendment No.2 to the Software License Agreement between Palm, Inc. (formerly Palm Computing, Inc., a subsidiary of 3Com Corporation) and Handspring, Inc.




1.   [*]

     [*]

     AMENDMENT TO AMENDMENT NO.2: For purposes of Section 2 of this Attachment No.5 only, Section 3 of Amendment No.2 is deleted in its entirety with respect to Modifications made by Licensee pursuant to Section 2 of this Attachment No.5 and replaced with the following:

          "3Com shall be the sole and exclusive owner of the Modifications and Licensee hereby assigns to 3Com all of its right, title and interest in and to the Modifications. Licensee agrees to provide 3Com, upon 3Com's request, copies of all Modifications. Subject to 3Com's rights in the underlying Palm Source Code, 3Com hereby grants to Licensee a worldwide, nonexclusive, fully paid, royalty free, perpetual and irrevocable license to use, reproduce, modify, display and distribute the Modifications in source code and/or executable form, including the right to sublicense such rights through single or multiple tiers of distribution."

     ADDITIONAL TERMS: For purposes of Section 2 of this Attachment No. 5 only, Licensee agrees to the following additional terms with respect to Modifications made by Licensee pursuant to Section 2 of this Attachment No. 5:

     a) Licensee agrees that the Modifications shall be made in accordance with Licensee's [*] that has been approved by 3Com
     b) Licensee agrees that 3Com shall be permitted to perform code reviews of the Modifications
     c) Licensee shall provide 3Com engineers reasonable opportunity to meet with the Licensee engineers that developed the Modifications to discuss any issues with the Modifications

      * Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

Except as modified by this Attachment No.5 with respect to this Attachment No.5, Amendment No.2 shall remain in full force and effect.

PALM, INC.                              HANDSPRING, INC.

By: /s/ MARK BERCOW                     By: /s/ DONNA DUBINSKY
    --------------------------              -----------------------
Name: Mark Bercow                       Name: Donna Dubinsky
Title: VP, Strategic Alliances          Title: CEO
       & Platform
Date: 4/27/00                           Date: 4/17/00

                                ATTACHMENT NO. 6

This Attachment No.6 is an attachment to Amendment No.2 to the Software License Agreement between Palm, Inc. (formerly Palm Computing, Inc., a subsidiary of 3Com Corporation) and Handspring, Inc.

1. [*]

   [*]

PALM, INC.                              HANDSPRING, INC.

By: /s/ MARK BERCOW                     By: /s/ DONNA DUBINSKY
    --------------------------              -----------------------
Name: Mark Bercow                       Name: Donna Dubinsky
Title: VP, Strategic Alliances          Title: CEO
       & Platform
Date: 4/27/00                           Date: 4/19/00



* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                 AMENDMENT NO. 5
                                       TO
                           SOFTWARE LICENSE AGREEMENT

     This Amendment No. 5 ("Amendment") is entered into by and between Palm, Inc. ("Palm"), a Delaware corporation with a place of business at 5470 Great America Parkway, Santa Clara, California 95052, and Handspring, Inc. ("Licensee"), a California corporation with a place of business at 189 Bernardo Avenue, Mountain View, California 94043. The effective date of this Amendment shall be 4/17, 2000 ("Effective Date").

                                    RECITALS

     A. Effective as of September 24, 1998, Palm and Licensee entered into a Software License Agreement, as amended ("License Agreement"; capitalized terms used herein and not defined shall have the meanings set forth in the License Agreement) with regard to Licensee's developing, manufacturing and marketing handheld computing products incorporating specified Palm software and technology related to the Palm OS platform.

     B. Since the effective date of the License Agreement, Palm Computing, Inc. changed its name to Palm, Inc. and reincorporated in Delaware.

     C. The parties desire to amend the License Agreement as set forth in this Amendment.

The parties hereby amend the License Agreement as follows:

1. REFERENCES. All references in the Agreement to "3Com" shall be changed to "Palm."

2. PALM DESKTOP SOFTWARE. In Exhibit A the Section titled [*] is deleted in its entirety and replaced with the following:

     [*]

3. UPGRADE. Licensee acknowledges that Palm has provided Licensee with the "Mandalay" version of the Palm Software (version 3.5), a description of which is attached hereto as Exhibit A-1.

4. DESKTOP SITE LICENSE. The following is added as a new Section 2.11 to the License Agreement:

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

     "2.11 Subject to the terms and conditions of this Agreement, Palm hereby grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 17.9), worldwide, royalty-free license to distribute solely for use with Palm OS products, the [*]; provided that Licensee does not charge for copies of the [*]. Licensee agrees that each copy of the [*] will be accompanied by Licensee's standard end user software license agreement as provided in Section 10.4 below. In addition, Licensee shall have the right to sublicense to enterprise end users the right to use and reproduce the [*] for their internal use pursuant to a signed, written agreement with such enterprise end users, with no right to further sublicense; provided that the terms of such agreement shall be at least as protective of the [*] as (i) the terms and conditions Licensee uses for its own software products, (ii) the minimum terms and conditions set forth in Attachment 1 attached hereto, and (iii) the terms and conditions governing this Agreement. Licensee agrees to enforce the terms and conditions applicable to the [*] contained in such agreements.

5.   ROM LICENSE. The following is added as a new Section 2.12 to the License
Agreement:

     "2.12 Subject to the terms and conditions of this Agreement, Palm hereby grants to Licensee a limited, non-exclusive, non-transferable (except as provided in Section 17.9), worldwide, royalty-free license to distribute directly, solely for the development of products that are designed to be used with Licensee Products, the ROM image (including both the debug and non-debug versions) of the Palm OS that Licensee incorporates into Licensee Products (the "ROM Image"); provided that Licensee does not charge for copies of the ROM Image. Licensee agrees that each copy of the ROM Image distributed by Licensee hereunder will be accompanied by a signed, written agreement; provided that the terms of such agreement shall be at least as protective of the ROM Image as (i) the terms of the license agreement attached hereto as Attachment 2, and (ii) the terms and conditions governing this Agreement (the "ROM Image EULA"). Licensee agrees to enforce the terms and conditions applicable to the ROM Image contained in such agreements. In the event that Licensee adds functionality to its website that permits Licensee to distinguish between a developer located in the United States and a developer located outside of the United States, Licensee may distribute the ROM Image to United States developers under a ROM Image EULA that is in clickwrap form, in lieu of a signed written agreement, subject to the requirements set forth in subsections (i) and (ii) above."

6. ENTIRE AGREEMENT. The parties agree that this Amendment constitutes the entire agreement between the parties relating to its subject matter and supersedes all prior or simultaneous representations, discussions, negotiations, and agreements, whether written or oral; provided, however, that the License Agreement, except as modified by this Amendment, remains in full force and effect.

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates set forth below effective as of the Effective Date.

PALM, INC.                              HANDSPRING, INC.

By: /s/ MARK BERCOW                     By: /s/ DONNA DUBINSKY
    --------------------------              -----------------------
Name: Mark Bercow                       Name: Donna Dubinsky
Title: VP, Strategic Alliances          Title: CEO
       & Platform
Date: 4/27/00                           Date: 4/17/00

                                   EXHIBIT A-1

                       [Exhibit A-1 consists of 2 pages]

                                      [*]

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                  ATTACHMENT 1

     1. Subject to the terms of this agreement, [Licensee] grants to [end user] a non-exclusive, royalty-free, non-assignable and non-transferable license to reproduce and install the [*] in executable form on personal computers owned or leased by [end user] for [end user]'s internal use.

     2. [End user] agrees that the [*] may be used only in connection with [Licensee's] Palm OS handheld products (the "Products") and may not be distributed outside [end user]. [End user] shall notify the users of such personal computers that the [*] may be used only in connection with the Products and may not be distributed outside [end user].

     3. [End user] agrees that it shall keep records of the number of copies of the [*] it installs and the number of Products purchased by [end user]. Upon request by [Licensee], [end user] shall promptly report in writing to [Licensee] the number of copies of the [*] installed by [end user].

     4. Except as explicitly otherwise set forth in this agreement, the use of the [*] shall be governed by the [Licensee] End User Software
License Agreement accompanying the Products. Except as provided above, this agreement does not grant [end user] any rights to patents, copyrights, trade secrets, trademarks, or any other rights in respect to the [*].

* Confidential treatment has been requested for certain portions of this document pursuant to an application for confidential treatment sent to the Securities and Exchange Commission. Such portions are omitted from this filing and filed separately with the Securities and Exchange Commission.

                                  ATTACHMENT 2

                 PROTOTYPE LICENSE AND CONFIDENTIALITY AGREEMENT

This Prototype License and Confidentiality Agreement ("Agreement") is entered into between the following parties:

        3COM:
        Palm Computing, Inc., a subsidiary of 3Com Corporation ("3Com") 5400 Bayfront Plaza
        P.O. Box 58007
        Santa Clara, CA, 95052-8007

        and
        LICENSEE:

        ---------------------------------------

        ---------------------------------------

        ---------------------------------------

        ---------------------------------------
        Effective Date:
                       ------------------------

        The parties agree as follows:

1. LICENSE GRANT. Licensee shall maintain the Prototype (as defined below) at the following location:________________________________________________________
___________ (the "Prototype Site"). Subject to Licensee's compliance with the terms and conditions of this Agreement, 3Com hereby grants to Licensee a nonexclusive, personal, limited, nontransferable right and license to use certain 3Com pre-release hardware and/or software, documentation and related 3Com products and information (collectively the "Prototype") as identified in an Appendix to this Agreement but only for the limited purposes set forth in this
Section 1. For each Prototype, 3Com shall provide Licensee with a separate Appendix which shall be a part of this Agreement. Licensee agrees not to use the Prototype for any purpose other than: (i) the testing of the Prototype, and (if applicable), (ii) the development by Licensee of a product, which is designed to be compatible with the Palm Computing(R) platform ("Licensee Product"), without violating 3Com's intellectual property rights, including, but not limited to, trade secrets, patents, copyrights, trade marks and industrial design, or (iii) to the extent the Prototype is not Confidential Information, the demonstration of the Licensee Product. Licensee agrees to test the Prototype diligently and to complete and return promptly any feedback and/or bug reports supplied by 3Com.

2. STORAGE OF THE PROTOTYPE. To the extent that the Prototype licensed to Licensee hereunder consists of hardware, Licensee agrees to use and store such Prototype at all times in a locked room or other form of secured area, if a room is not available, accessible to only those employees and contractors entitled to view such Prototype under the terms of Section 4 below, at the Prototype Site. To the extent that the Prototype consists of software and/or documentation, Licensee agrees to restrict access to such Prototype so that only those employees and contractors entitled to view such Prototype under the terms of
Section 4 below may see or use the Prototype. Regardless of the nature of the Prototype, however, Licensee agrees to maintain an accurate log of all those given access to the Prototype by the Licensee. Licensee may make only as many copies of Prototype software and documentation as are reasonably necessary to effectuate the permitted uses of the Prototype listed in Section 1 above. Licensee must preserve any proprietary rights notices on or in the Prototype and must place all such notices on and in any copies made.

3. DEFINITION OF CONFIDENTIAL INFORMATION. Licensee agrees that the Prototype and any information concerning the Prototype, including its nature and existence, and any other information disclosed by 3Com to Licensee, including but not limited to information learned by Licensee from 3Com employees, agents, or through inspection of 3Com's property, that relates to 3Com's products, designs, opportunities, finances, research, development, know-how, personnel, or third-party confidential information disclosed to Licensee by 3Com, and the existence, terms and conditions of this Agreement will be considered and referred to collectively in this Agreement as "Confidential Information." Confidential Information, however, does not include information that: (1) is now or subsequently becomes generally available to the public through no fault or breach on the part of Licensee; (2) Licensee can demonstrate to have had rightfully in its possession prior to disclosure to Licensee by 3Com with written records; (3) is independently developed by Licensee without the use of any Confidential Information; or (4) Licensee rightfully obtains from a third party who has the right to transfer or disclose it without breach or violation of any obligation of confidentiality. All Confidential Information remains the sole property of 3Com. Licensee has no implied licenses or other rights in the Confidential Information not specifically granted in Section 1.

4. NONDISCLOSURE AND NON USE OF CONFIDENTIAL INFORMATION. Licensee will not disclose, publish, or disseminate Confidential Information (as defined in Section 3 above) to anyone other than those of its employees and contractors with a demonstrable need to know who have binding, written, confidentiality obligations to Licensee that protect such Confidential Information against unauthorized disclosure. To the extent that the Prototype consists of software, Licensee agrees not to decompile, reverse engineer, disassemble or otherwise reduce the Prototype to a human-perceivable form, and Licensee will not modify, network, rent, lease, or loan the Prototype in whole or in part. Licensee further agrees to take reasonable precautions to prevent any unauthorized use, disclosure, publication, or dissemination of Confidential Information. Licensee agrees to accept Confidential Information for the sole purpose of effecting the permitted uses of the Prototype as set forth in Section 1 above. Licensee agrees not to use Confidential Information otherwise for its own or any third party's benefit without the prior written approval of an authorized representative of 3Com in each instance.

5. VERIFICATION OF COMPLIANCE. Licensee agrees that authorized 3Com representatives with twenty-four hours advance notice may inspect the Prototype Site, use of the Prototype, copies of other Confidential Information and Licensee's Prototype access log during Licensee's normal business hours in order to verify that Licensee is complying with its obligations under this Agreement.

6. WARRANTY DISCLAIMER. The Prototype may be designated as alpha, beta, development, pre-release, untested, or not fully tested versions of the Prototype. The Prototype may contain errors that could cause failures or loss of data, and may be incomplete or contain inaccuracies. LICENSEE EXPRESSLY ACKNOWLEDGES AND AGREES THAT USE OF THE PROTOTYPE OR OTHER CONFIDENTIAL INFORMATION IS AT LICENSEE'S SOLE RISK. THE PROTOTYPE AND OTHER CONFIDENTIAL INFORMATION ARE PROVIDED "AS IS" AND WITHOUT WARRANTY OF ANY KIND AND 3COM EXPRESSLY DISCLAIMS ALL WARRANTIES, TERMS AND CONDITIONS, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES, TERMS AND CONDITIONS OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THIRD PARTY RIGHTS AND SATISFACTORY QUALITY. 3COM DOES NOT WARRANT THAT THE FUNCTIONS CONTAINED IN THE PROTOTYPE OR OTHER CONFIDENTIAL INFORMATION ARE SUITABLE FOR LICENSEE'S USE OR THAT THE OPERATION OF THE PROTOTYPE OR OTHER CONFIDENTIAL INFORMATION WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN THE PROTOTYPE OR OTHER CONFIDENTIAL INFORMATION WILL BE CORRECTED. FURTHERMORE, 3COM DOES NOT WARRANT OR MAKE ANY REPRESENTATIONS REGARDING THE USE OR THE RESULTS OF THE USE OF THE PROTOTYPE OR OTHER CONFIDENTIAL INFORMATION OR IN TERMS OF THEIR CORRECTNESS, ACCURACY, RELIABILITY, OR OTHERWISE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY 3COM SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY. THIS DISCLAIMER OF WARRANTY CONSTITUTES AN ESSENTIAL PART OF THIS AGREEMENT. NO USE OF ANY PORTION OF THE PROTOTYPE OR OTHER CONFIDENTIAL INFORMATION IS AUTHORIZED HEREUNDER EXCEPT UNDER THIS DISCLAIMER. Licensee acknowledges that 3Com may not have publicly announced the availability of the Prototype, that 3Com has not promised or guaranteed to Licensee that such Prototype will be announced or made available to anyone in the future, and that 3Com has no express or implied obligation to Licensee to announce or introduce the Prototype or any similar or compatible product, or to continue to offer or support the Prototype in the future.

7. TERM AND TERMINATION. This Agreement will continue in effect until terminated in accordance with this Section. Licensee may terminate this Agreement or an individual seeding project at any time, for any reason, but only by returning to 3Com: (1) the Prototype and all existent copies of other Confidential Information on any tangible medium, and (2) a written certification by an authorized representative of Licensee that all tangible copies of the Prototype and any other Confidential Information have been returned to 3Com or completely destroyed and that all electronic memories have been purged of any Confidential Information. 3Com may terminate this Agreement or an individual seeding project at any time, with or without cause, immediately upon written notice to Licensee. Within seven (7) days of Licensee's receipt of 3Coms termination notice, or earlier if requested by 3Com, Licensee will return the Prototype and all other Confidential Information as provided in this Section. All obligations of Licensee under this Agreement will continue to bind Licensee until Licensee has fully complied with the foregoing requirements of this Section concerning the return of 3Com materials. Following termination of this Agreement or an individual seeding project for any reason, the provisions of Sections 3, 4 and 6 through 15, shall survive.

8. DISCLAIMER OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL 3COM BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR REVENUE, OR INTERRUPTION OF BUSINESS IN ANY WAY ARISING OUT OF OR RELATED TO THE USE OR INABILITY TO USE THE PROTOTYPE OR OTHER CONFIDENTIAL INFORMATION OR 3COM'S PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT PRODUCT LIABILITY OR OTHERWISE, EVEN IF 3COM HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

9. NO ASSIGNMENT. Licensee may not assign or otherwise transfer this Agreement or the rights or obligations hereunder, either in whole or in part, whether voluntarily or by operation of law, without the prior written consent of 3Com, which consent may be withheld in 3Com's sole discretion, and any attempted transfer or assignment is null and void and shall be deemed a material breach of this Agreement.

10. INJUNCTIVE RELIEF. Licensee acknowledges and agrees that the copying, disclosure or use of the Prototype or Confidential Information in a manner inconsistent with any provision of this Agreement shall cause irreparable injury to 3Com for which 3Com will not have an adequate remedy at law. Accordingly, 3Com shall be entitled to equitable relief in court, including but not limited to temporary restraining orders, preliminary injunctions and permanent injunctions.

11. EXPORT LAW ASSURANCES. Licensee may not use or otherwise export or reexport the Prototype or Confidential Information except as authorized by United States law and the laws of the jurisdiction in which the Prototype or Confidential Information were obtained. In particular, but without limitation, the Prototype or Confidential Information may not be used or otherwise exported or reexported
(i) into (or to a national or resident of) any United States embargoed country or (ii) to anyone on the U.S. Treasury Department's list of Specially Designated Nationals or the U.S. Department of Commerce's Table of Denial Orders. By using the Prototype or Confidential Information, Licensee represents and warrants that Licensee is not located in, under control of, or a national or resident of any such country or on any such list.

12. GOVERNMENT END USERS. The Prototype and related documentation are a "commercial item," as that term is defined in 48 C.F.R. 2.101 (Oct. 1995), consisting of "commercial computer software" and "commercial computer software documentation," as such terms are used in 48 C.F.R. 12.212 (Sept. 1995). Consistent with 48 C.F.R. 12.212 and 48 C.F.R. 227.7202-1 through 227.7202-4
(June 1995), all U.S. Government End Users acquire the Prototype and related documentation with only those rights set forth herein.

13. RELATIONSHIP OF THE PARTIES. Nothing stated in this Agreement will be construed as creating the relationships of joint venturers, partners, employer and employee, franchisor and franchisee, master and servant, or principal and agent.

14.  MISCELLANEOUS. This Agreement, including any Appendices, represents the complete, final and exclusive agreement concerning the subject matter hereof. Each and every Prototype seeded under this Agreement shall be sent to Licensee with an Appendix attached which will identify the project code name. Each Appendix shall (i) have an Effective Date, and (ii) be governed by this Agreement. If any provision of this Agreement is held to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable. This Agreement shall be governed by California law provisions (except to the extent applicable law, if any, provides otherwise), excluding its conflict-of-law provisions. Unless otherwise agreed in writing, all disputes relating to this Agreement (excepting any dispute relating to intellectual property rights) shall be subject to final and binding arbitration, with the losing party paying all costs of arbitration. Any arbitration relating to this Agreement shall be held in Santa Clara County, California, under the auspices of JAMS/EndDispute. Any litigation relating to this Agreement shall be subject to the jurisdiction of the Federal Courts of the Northern District of California, with venue lying in Santa Clara County, California, with the losing party responsible for costs, including without limitation, court costs and reasonable attorneys fees and expenses. The application of the United Nations Convention on Contracts for the International Sale of Goods is expressly excluded. Any law or regulation which provides that the language of a contract shall be construed against the drafter shall not apply to this Agreement.

15. ENGLISH LANGUAGE. The parties hereto confirm that they have requested that this Agreement and all related documents be drafted in English. Les parties ont exige que le present contrat et tous les documents connexes soient rediges en anglais.

     In witness whereof, the parties have executed this Agreement as of the Effective Date.

Licensee:                                 3Com: Palm Computing, Inc.,
                                          a subsidiary of 3Com Corporation


By:                                       By:
   -------------------------------           -------------------------------
Printed:                                  Printed:
        --------------------------                --------------------------
Title:                                    Title:
      ----------------------------              ----------------------------


PROTOTYPE LICENSEE SITE DESIGNEE

Printed Name:
             --------------------
Title:
      ---------------------------
E-mail:
       --------------------------
Phone:
      ---------------------------
Fax:
     ----------------------------

This designated person will be responsible for:

o Receiving "Addressee Only" Prototype materials
o Site Inspection contact

Note: 3Com recommends one and ONLY one person at any site have these responsibilities. Ideally person would oversee all compliance factors related to this Prototype Agreement.